UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________________________
FORM 8-K
______________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 5, 2013

MORNINGSTAR, INC.
(Exact name of registrant as specified in its charter)

Illinois (State or other jurisdiction of incorporation)	000-51280 (Commission File Number)	36-3297908 (I.R.S. Employer Identification No.)
	22 West Washington Street Chicago, Illinois (Address of principal executive offices)	60602 (Zip Code)
(312) 696-6000 (Registrant's telephone number, including area code)
N/A
(Former name or former address, if changed since last report) __________________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure.

The following information is included in this Current Report on Form 8-K as a result of Morningstar, Inc.'s policy regarding public disclosure of corporate information. Answers to additional inquiries, if any, that comply with this policy are scheduled to become available on August 2, 2013.

Caution Concerning Forward-Looking Statements

This current report on Form 8-K contains forward-looking statements as that term is used in the Private Securities Litigation Reform Act of 1995. These statements are based on our current expectations about future events or future financial performance. Forward-looking statements by their nature address matters that are, to different degrees, uncertain, and often contain words such as “may,” “could,” “expect,” “intend,” “plan,” “seek,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” or “continue.” These statements involve known and unknown risks and uncertainties that may cause the events we discuss not to occur or to differ significantly from what we expect. For us, these risks and uncertainties include, among others,

•general industry conditions and competition, including current global financial uncertainty;
•the impact of market volatility on revenue from asset-based fees;
•damage to our reputation resulting from claims made about possible conflicts of interest;
•liability for any losses that result from an actual or claimed breach of our fiduciary duties;
•financial services industry consolidation;
•a prolonged outage of our database and network facilities;
•challenges faced by our non-U.S. operations;
•the availability of free or low-cost investment information; and
•liability and/or damage to our reputation as a result of some of our currently pending litigation.

A more complete description of these risks and uncertainties can be found in our other filings with the Securities and Exchange Commission (SEC), including our Annual Report on Form 10-K for the year ended December 31, 2012. If any of these risks and uncertainties materialize, our actual future results may vary significantly from what we expect. We do not undertake to update our forward-looking statements as a result of new information or future events.

Investor Questions and Answers: July 2013

We plan to make written responses available addressing investor questions about our business on the first Friday of every month. The following answers respond to selected questions received through July 2, 2013. We intend to answer as many questions as time allows, although we will not answer product support questions through this channel. We may wait to respond to a given question until the following month if we need more time to research the answer.

If you would like to submit a question, please send an e-mail to investors@morningstar.com or write to us at the following address:

Morningstar, Inc.
Investor Relations
22 W. Washington
Chicago, IL 60602

Morningstar Investment Conference

1.	What were the paid attendance figures for this year's Morningstar Investment Conference? Separately, how many exhibitors were there? How do these figures stack up with recent years and all-time highs?

We held our 25th annual investment conference for financial advisors in Chicago in June 2013. There were about 1,100 paid attendees and 195 exhibiting firms—both down slightly from 2012 but close to record levels.

Non-U.S. Ventures

2.
Following your purchase of the remaining ownership interest in Morningstar Sweden AB, could you remind us of what non-U.S. Morningstar operations are not 100% owned? In those remaining countries, what are your current stakes in the ventures? Are there any embedded “puts” in the contracts behind these operations that would allow or potentially require you to buy out your partner(s)?

We have partial ownership positions (either directly or through one of our subsidiaries) in several other companies outside the United States, which we've detailed below.

Name	Ownership position (approximate)
Morningstar Japan K.K.	34%
Ibbotson Associates Japan K.K.	71%
Morningstar Korea, Ltd.	80%
Inquiry Financial Europe AB	34%

There are no specific provisions that would require us to buy out the remaining shares of these ventures, but we could do so if both sides agreed to the transaction.

Security Incident with Morningstar Document Research

3.	Can you detail the cause, timing, and nature of your recent security breach? What will its final cost be to shareholders?

We recently became aware that an illegal intrusion into the Morningstar Document Research (formerly 10-K Wizard) system occurred around April 3, 2012. As a result, a small subset of our clients' personal information, such as names, addresses, email addresses, passwords, and credit card numbers, may have been compromised. The intrusion affected about 2,300 users whose credit card information was stored in the Morningstar Document Research (MDR) system. An additional 182,000 clients who had email addresses and user-generated passwords in the system may have been affected.

Earlier this year, we shut down the old servers and moved the data to a more secure infrastructure as part of a migration plan for MDR unrelated to this incident. We have taken additional steps to prevent unauthorized access to our systems to protect client information. We are also working with law enforcement officials and credit card companies as well as conducting our own investigations.

We take this matter very seriously and are working diligently to protect our client information and prevent this type of incident from happening again.

Protecting the integrity of our client information is of utmost importance to us. We have sent notices to MDR clients and reset their passwords. We have also encouraged MDR clients to be cautious about phishing scams and password protection. In addition, we have encouraged clients whose credit cards may have been compromised to monitor their credit reports and credit card accounts, and we are offering them 12 months of free identity protection through Experian's ProtectMyID™ Alert program.

At this point, we don't have any evidence to suggest that any of the information that was compromised has been misused, and we don't believe any other Morningstar products were affected. To date the costs involved in addressing this issue have not been material.

Client Access to Non-Public Data

4.
Relative to any data dissemination done by Morningstar, does Morningstar have any contracts with its clients, who can participate in an “ultra-low latency distribution platform” or high speed data feeds, offering access prior to the official news release?  This recently came to light whereby Thomson Reuters offers information to certain clients, at a fee, before the official news release.

We do offer low-latency data feeds in real time, but the type of data we distribute through these feeds is typically pricing data, which is publicly available. We're not in the business of distributing non-public information received from third parties, so the question of providing clients early access doesn't really fit within our business. We do receive some economic data from a third-party vendor, Briefing.com, and deliver it to our clients. However, neither Morningstar nor our clients has early access to this data.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MORNINGSTAR, INC.

Date: July 5, 2013	By:	/s/ Richard E. Robbins
Richard E. Robbins
General Counsel and Corporate Secretary